  [hi-shear
  TECHNOLOGY
CORP. Logo Here]

                         HI-SHEAR TECHNOLOGY CORPORATION
                              24225 Garnier Street
                         Torrance, California 90505-5355

                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 30, 2001

                              --------------------

           The Annual Meeting of Stockholders of HI-SHEAR TECHNOLOGY CORPORATION will be held on October 30, 2001 at 10:00 a.m., at the Company's facility, 24225 Garnier Street, Torrance, California, to consider and act upon the following matters:

         1.       The election of directors; and

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on August 31, 2001, are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof.

                                             By Order of the Board of Directors,

                                             Linda A. Nespole
                                             Corporate Secretary

Torrance, California
October 10, 2001

================================================================================
                                    IMPORTANT
                                    ---------
PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.
================================================================================

                         HI-SHEAR TECHNOLOGY CORPORATION
                              24225 GARNIER STREET
                         TORRANCE, CALIFORNIA 90505-5355

                         ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 30, 2001

                                 PROXY STATEMENT

                               GENERAL INFORMATION

           This Proxy Statement is furnished by the Board of Directors of Hi-Shear Technology Corporation ("Hi-Shear" or the "Company"), a Delaware corporation, to be used in voting at the Annual Meeting of Stockholders and at any adjournment of such meeting (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m., local time, October 30, 2001 at the Company's facility, 24225 Garnier Street, Torrance, California. The Annual Meeting is being held for the purpose set forth in the accompanying Notice of Annual Meeting of Stockholders. The Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting of Stockholders are provided to stockholders beginning on or about October 10, 2001.

                       RECORD DATE AND OUTSTANDING SHARES

           The record date for determining stockholders entitled to vote at the Annual Meeting is the close of business on August 31, 2001 (the "Record Date"), at which time the Company had issued and outstanding approximately 6,670,000 shares of $.001 par value common stock (the "Common Stock"). Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented.

                         QUORUM AND VOTING REQUIREMENTS

           The presence at the Annual Meeting of Stockholders, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Each share of Common Stock held of record on the Record Date is entitled to one vote on each matter to be considered at the Annual Meeting. The election of directors requires the affirmative vote of holders representing a majority of the outstanding shares of Common Stock present in person or by proxy at a meeting at which a quorum is present.

           Shares of Common Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted, unless revoked, in accordance with the choices specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominees named in this Proxy Statement as directors. Representatives of the Company's transfer agent will assist the Company in the tabulation of the votes. Abstentions and broker non-votes are counted as shares represented at the meeting and entitled to vote for purposes of determining a quorum. Abstentions will have the same legal effect as a vote "against" election of the directors. With respect to any proposal that a broker has discretion to act upon in the absence of voting instructions from the beneficial owner, the broker may vote such shares absent specific voting instructions. Therefore, with respect to the election of directors, with respect to which brokers have the discretionary power to vote, brokers may vote such shares absent specific voting directions from the beneficial owners of such shares.

           The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Secretary of the Company that the proxy is revoked. A proxy may also be revoked by presenting to the Company a later-dated proxy executed by the person executing the prior proxy, or by attending the Annual Meeting and voting in person.

                               DISSENTERS' RIGHTS

           Under Delaware law, stockholders are not entitled to any dissenters' rights with respect to the election of directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth certain information regarding the ownership of the Common Stock as of August 31, 2001, by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock, (ii) each director, including the nominees for director, and each named executive officer, and (iii) all executive officers and directors as a group:

                                                                 Percentage of
                                       Shares of Common Stock     Outstanding
                                         Beneficially Owned     Common Stock (2)
                                         ------------------     ----------------
George W. Trahan (1)...................          2,680,000            40.2
Thomas R. Mooney (1)...................          2,259,580            33.9
David W. Einsel (1)....................             22,500              *
Jack Bunis (1).........................             23,000              *
All executive officers and directors
      as a group (4 persons)...........          4,985,080            74.7
-----------------------

*Less than 1% of the outstanding shares of Common Stock
   (1) The address for each of the named persons is c/o Hi-Shear Technology Corporation, 24225 Garnier Street, Torrance, CA 90505-5355. The named persons possess sole voting and investment power with respect to the shares listed (except to the extent authority is shared with spouses under applicable law).

   (2) Based on approximately 6,670,000 shares of Common Stock outstanding as of the date of this Proxy Statement.

                              ELECTION OF DIRECTORS

DIRECTORS

           The Bylaws of the Company authorize the Board of Directors to fix the number of directors up to a maximum of seven (7) directors. The Board of Directors has currently fixed the number of directors at four (4), all of whom will be elected at the Annual Meeting of Stockholders. Shares of Common Stock cannot be voted for more than four (4) directors and each director will be elected at the Annual Meeting to hold office until the next Annual Meeting until their respective successors have been duly elected and qualified.

           All of the four (4) nominees for election to the Board of Directors are members of the current Board of Directors. Each of the nominees has consented to be named in this Proxy Statement and to continue to serve as a director if elected. However, should any nominee named herein for the office of director become unable or unwilling to accept nomination or election, the Board of Directors may recommend and nominate another person in the place and instead of such person. The Board of Directors has no reason to believe that any substitute nominee will be required. Unless otherwise directed, the persons named in the accompanying proxy will vote the shares represented only for the election as directors of the four (4) nominees named below.

NAME AND AGE                   PRESENT OCCUPATION AND OTHER INFORMATION
------------                   ----------------------------------------

George W. Trahan..President, Chief.Executive Officer and Co-chairman of the
Age 52 Board of the Company. In April 2000 the Board of Directors appointed Mr. Trahan Chief Executive Officer and Co-chairman. Mr. Trahan joined the Company as Vice President in July 1990 and was elected Executive Vice President from 1993 until his election as President in June 1998. Mr. Trahan has served as a Director of the Company since 1993. Before joining the Company, he served as Vice President of Cherry Textron, a leading supplier of fasteners to the commercial aerospace and automobile market from 1985 to 1990. From 1978 to 1985, Mr. Trahan served as Group Controller at the corporate headquarters of Textron Inc. advising management regarding strategic planning, capital investment and acquisitions. Prior to that, he served as Manager of Corporate Audit for Textron's international operations and also served as an engineer at Texas Instruments Incorporated. Mr. Trahan received his Bachelor of Science in Industrial Engineering from Clarkson University and attended the Harvard Advanced Management Program.

Thomas R. Mooney..Co-chairman..of.the.Board of the Company. Mr. Mooney retired
Age 64 from active employment and as Chief Executive Officer in February 2000. Mr. Mooney served as Chief Executive Officer and Chairman of the Board from June 1994 until February 2000. Mr. Mooney served as President of the Company from March 1988 until June 1998. Mr. Mooney served as Vice President of Programs at Quantic Industries, a component supplier and subsystems manufacturer in the ordnance and electronics business, from 1982 to 1988. After retiring from the U.S. Army as a Lieutenant Colonel in 1979, Mr. Mooney served as a Program Manager for Thiokol Corporation. He is a graduate of the U.S. Military Academy and holds a Masters of Science in Physics from Penn State University and a Masters of Business Administration from Old Dominion University.

David W. Einsel...Director...Mr...Einsel..became a Director in March 1994. He
Age 72 served in the U.S. Army from 1950 to 1989, retiring with the rank of Major General. As a general officer, Mr. Einsel served as the Deputy Commander, Army Research and Development Command, Deputy and Assistant Secretary Defense for Atomic Energy and served on the President's Task Force for Reorganization of Nuclear Weapons Employment. After retiring from the Army in 1989, he served as a National Intelligence Expert at large to the Director of the Central Intelligence Agency. Mr. Einsel was elected to the U.S. Army Chemical Corps Hall of Fame.

Jack Bunis........Director...Mr...Bunis..became a Director in September 1996.
Age 66 He is currently the Founder and Principal of a management consulting firm, Bunis & Associates. Mr. Bunis was the Chairman, President, and Chief Executive Officer of Cair Systems, Inc., an Orange County, California based provider of information and automation services to the insurance and health care industries from 1988 to 1995. Previously, Mr. Bunis held the position of Senior Vice President and Chief Operating Officer at Mitchellmatix, a division of Cordura Corporation.

           The Board of Directors meets during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors met three (3) times and acted by unanimous written consent one (1) time during the 2001 fiscal year. During such period, all members of the Board participated in at least 75% of all Board and applicable committee meetings.

           The Company is not aware of any arrangements that may result in a change of control.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE
             "FOR" THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.

COMMITTEES OF THE BOARD OF DIRECTORS

           The Board of Directors has established audit, executive, compensation, stock options and nominating committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The Audit Committee, the Compensation Committee and the Nominating Committee consist of the Company's two "independent" directors, i.e., Messrs. Bunis and Einsel. The Executive Committee and the Stock Option Committee consists of Messrs. Trahan and Mooney. The functions of those committees, their members and the number of meetings held during the 2001 fiscal year are described below:

           AUDIT COMMITTEE. The Audit Committee was established to recommend to the Board of Directors the appointment of the firm selected to be the independent public accountants for the Company. On June 12, 2000 the Board of Directors adopted a written Audit Committee Charter. The Audit Committee monitors the performance of such firm's reviews, approves the scope of the annual audit and quarterly reviews, and evaluates with the independent public accountants the Company's annual audit and quarterly and annual financial statements. The Audit Committee reviews with management the status of the internal accounting controls to evaluate any problem areas having a potential financial impact on the Company. Any potential problem areas may be brought to its attention by management, the independent public accountants or the Board of Directors and the Audit Committee evaluates all public financial reporting documents of the Company. The Audit Committee is comprised of two (2) independent directors having no financial, family, or other material personal ties to management, namely, Messrs. Bunis and Einsel. The Audit Committee met three (3) times during the fiscal year.

           COMPENSATION COMMITTEE AND NOMINATING COMMITTEE. The Compensation Committee is responsible for making recommendations to the Board of Directors concerning the annual compensation of all executive officers and key employees. The Nominating Committee was established to recommend and nominate qualified persons to serve as independent directors of the Company. Messrs. Einsel and Bunis are members of the Compensation Committee, which met two (2) times during the fiscal year. Messrs. Einsel and Bunis are also members of the Nominating Committee. The Nominating Committee has not adopted procedures for the consideration of nominees recommended by security holders. The Nominating Committee did not meet during the fiscal year.

           EXECUTIVE COMMITTEE. The Executive Committee is empowered to act in lieu of the Board of Directors on any matter except that for which the Board of Directors has specifically reserved authority to itself and except for those matters specifically reserved to the full Board of Directors by law. Messrs. Trahan and Mooney are members of the Executive Committee. The Executive Committee met four (4) times during the fiscal year.

         STOCK OPTIONS COMMITTEE. The Stock Options Committee develops and administers incentive plans, including the Company's 1994 Stock Option Plan. Messrs. Trahan and Mooney are members of the Stock Options Committee, which met two (2) times during the fiscal year.

COMPENSATION OF DIRECTORS

           The Company paid director fees of $1,000 for each meeting of the Board of Directors or separate committee meeting attended by each independent director, and reimbursement of costs and expenses of all directors for attending such meetings. During fiscal year 2001, the Company granted stock options to purchase 3,500 shares of Common Stock to each of David Einsel and Jack Bunis in consideration of their services as Board members.

                             AUDIT COMMITTEE REPORT

           This disclosure statement is being provided to inform stockholders of the Audit Committee oversight with respect to the Company's financial reporting. The Board of Directors adopted a written charter for the Audit Committee on June 12, 2000.

           Management is responsible for the preparation, presentation and integrity of the financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent accountants, Grant Thornton LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with Generally Accepted Accounting Principles ("GAAP"). The Audit Committee discussed with the Company's independent accountants the overall scope and plans for the audit. The Audit Committee met with the internal and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls and the overall quality of financial reporting.

           In performing its oversight role, the Audit Committee reviewed and discussed the audited financial statements with management and the independent accountants. The Audit Committee also discussed with the independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES. The Audit Committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES. The Audit Committee also considered whether the provision of non-audit services by the independent accountants is compatible with maintaining the accountants' independence and has discussed with the accountants the accountants' independence. Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in its charter, the Audit Committee recommended that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended May 31, 2001. The Audit Committee also recommended the selection of Grant Thornton, LLP as the Company's independent accountants for fiscal year 2002.

           The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the financial statements has been carried out in accordance with GAAP, that the financial statements are presented in accordance with GAAP or that Grant Thornton LLP is in fact "independent" as required by the Nasdaq Market rules.

Jack Bunis                                             David Einsel
Audit Committee                                        Audit Committee
Member Board of Directors                              Member Board of Directors

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

           The following table sets forth the annual and long-term cash and non-cash compensation paid for services rendered in all capacities to the Company, to those persons who were the Chief Executive Officer of the Company during the fiscal year ended May 31, 2001 and to those executive officers of the Company serving at the end of fiscal year 2001 whose total annual salary and bonus exceeded $100,000 for fiscal year 2001 (the "Named Executive Officers"):

                                                                                       LONG TERM COMPENSATION
                                                                                       ----------------------
                                              ANNUAL COMPENSATION                    AWARDS                 PAYOUT
                                              -------------------                    ------                 ------
                                                                              Restricted                               All Other
                               Fiscal                Bonus($)                   Stock      Options/SARs   LTIP      Compensation
Name and Principal Position     Year     Salary($)     (1)       Other($)    Award(s)($)      (#)        Payout($)      ($)(2)
----------------------------- --------- ---------- ----------- ------------- ------------- ------------ ---------- ---------------
George W. Trahan,             2001      285,000        -0-         -0-           -0-           -0-         -0-          -0-
  President, Chief            2000      275,000       69,100       -0-           -0-           -0-         -0-          -0-
  Executive Officer           1999      270,000       56,400       -0-           -0-           -0-         -0-          -0-
  Co-chairman

(1) Bonus payments are made in fiscal years subsequent to fiscal years during which they are earned. No bonus payments were earned during fiscal year 2001.
(2) The remuneration described in the table does not include the cost to the Company of benefits furnished to the Named Executive Officers, including premiums for health insurance and other personal benefits provided to such individuals in connection with their employment. The value of such benefits cannot be precisely determined; however, the Named Executive Officers did not receive other compensation in excess of the lesser of $50,000 or 10% of such officers' cash compensation.

           Effective April 4, 2000, the Company renewed a five-year employment agreement with Mr. Trahan, which provides an annual base salary of $275,000. The Agreement also provides that the base salary shall be increased $10,000 per year during each twelve months for the term of the Agreement. Mr. Trahan is eligible to participate in an incentive bonus program, which includes stock options. The Agreement expires on February 28, 2005.

           Pursuant to a five-year Consulting Agreement with the Company dated February 28, 2000 (the "Consulting Agreement"), Thomas R. Mooney, the Co-chairman of the Board, performs consulting services for the Company, for which he received $138,756 during fiscal year 2001. The Consulting Agreement provides that Mr. Mooney will work on projects assigned to him by the Company and that he will not perform work for other parties with respect to products that are competitive with the Company's products. The Consulting Agreement provides that Mr. Mooney shall be paid at a monthly rate of $11,459 for the first twelve months, $11,875 for the second twelve months, $12,292 for the third twelve months, $12,708 for the fourth twelve months and $13,125 for the fifth twelve months. In addition, during the term of the Consulting Agreement the following incentive fees will be paid: an annual incentive fee in the amount of 15% of the CEO's annual incentive amount and an incentive fee in the amount of 100% of the CEO's incentive amount based solely on the successful sale and net proceeds of the Company's Santa Clarita property.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

           The Executive Officers serve at the discretion of the Company's Board of Directors. For biographical information regarding Messrs. Trahan and Mooney, who are nominees for Director of the Company, see "Election of Directors".

KEY EMPLOYEES

           GREGORY J. SMITH, 54, joined the Company in July 1999 and served as Director, Finance and Information Systems until his promotion to Vice President, Finance and Information Systems in July 2000. Mr. Smith is responsible for corporate finance and information systems for the Company. Prior to this, Mr. Smith worked at Burke Industries where he was the Division Controller since July 1995. He has fifteen years of financial management and computer software experience.

           LINDA A. NESPOLE, 39, joined the Company in 1989 and has served as Manager, Human Resources before being named Director of Human Resources and Corporate Secretary of the Company in January 1994. Ms. Nespole is responsible for corporate administration and investor relations for the Company. She holds a Bachelor of Arts degree in Communications from the University of California, Santa Barbara, and a certificate in Human Resources Management from Loyola Marymount University.

         FREDRIC S. SILVERMAN, 44, joined the Company in 1996 and has served as Manager, Ordnance Product Engineering before being named Director of Engineering in 1997. Mr. Silverman holds a Bachelor of Chemistry and a Masters of Chemical Engineering from the University of Maryland. Mr. Silverman has held positions with the Naval Ordnance Station as a Lead Engineer for Large-Caliber Ammunition Programs, Aerojet and Olin as a Project Team Leader and Program Manager for Medium Caliber Ammunition and other Munition Products. In addition he has been awarded the R. B. Young Award for Technical Innovation in 1993. He has also authored over a dozen technical publications and has chaired JANNAF Area Symposiums.

           ROBERT M. "MIKE" KEARNS, 52, joined the Company in 1999 and served as the Quality Director until his promotion to Director of Manufacturing in March 2001. Mr. Kearns is responsible for Mechanical, Electronic and Ordnance Assembly, Precision Manufacturing Center and the Integrated Supply Chain areas of the Company. Prior to joining the Company, Mr. Kearns worked at Philadelphia Gear Corporation since 1979. He is APICS certified in Production Planning and Capacity Management. Hi-Shear is the second company to achieve ISO 9001 certification under his leadership and guidance. Mr. Kearns has 20 years of proven manufacturing and supply chain management experience.

                                  ANNUAL REPORT

           The Company undertakes, on written request, and without charge, to provide each person from whom the accompanying Proxy is solicited with a copy of the Company's Annual Report on Form 10-KSB for the year ended May 31, 2001, as filed with the Securities and Exchange Commission ("Commission"), including the financial statements and notes thereto. Copies of the exhibits not included in the Form 10-KSB are also available, on written request, at the Company's cost. In addition, these documents can be downloaded from the Company's website at: www.hstc.com. Written requests should be addressed to Hi-Shear Technology Corporation, 24225 Garnier Street, Torrance, CA 90505-5355, Attention: Corporate Secretary.

            APPROVAL OF APPOINTMENT OF GRANT THORNTON LLP AS AUDITORS

           McGladrey & Pullen, LLP were the independent public accountants previously engaged to audit the Company's financial statements for the period ended May 31, 2000. McGladrey & Pullen, LLP resigned from their position as the Company's independent accountants on August 25, 2000. Effective October 16, 2000, the Board of Directors approved the appointment of Grant Thornton, LLP, to serve as the Company's independent accountants and to conduct the audit of the Company's financial statements for the fiscal year ending May 31, 2001 and successive years.

           McGladrey & Pullen, LLP reports on the financial statements as of and for the years ended May 31, 1999 and May 31, 2000 contained no adverse opinions or disclaimers of opinion and were not modified or qualified as to uncertainty, audit scope or accounting principles.

           During the two fiscal years ended May 31, 1999 and May 31, 2000 there were no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of McGladrey & Pullen, LLP would have caused that firm to make reference to the subject matter of the disagreement in connection with either of its reports on the Company's financial statements for such years.

           Representatives from Grant Thornton LLP will be present at the Annual Meeting, will have the opportunity to make a statement if desired and will be available to respond to stockholder questions.

FEES PAID TO INDEPENDENT AUDITORS

           AUDIT FEES
           ----------
           The Company was billed aggregate fees of approximately $106,353 by Grant Thornton LLP for professional services rendered with respect to the audit of its financial statements for the fiscal year ended May 31, 2001 and the reviews of the financial statements included in its Form 10-QSBs for the same fiscal year.

           FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES
           ------------------------------------------------------------
           The Company was not billed any fees by Grant Thornton LLP for professional services for financial information systems design or implementation services for the fiscal year ended May 31, 2001.

           ALL OTHER FEES
           --------------
           The Company was not billed any fees by Grant Thornton LLP for services, other than the services referred to above, rendered for the fiscal year ended May 31, 2001.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater than 10 percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

           Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, except as noted below, during the fiscal year ended May 31, 2001, its officers, directors and greater than 10 percent beneficial owners complied with the filing requirements. Form 4 and Form 5 filings were not completed timely for acquisition of stock options totaling 6,000 shares of Common Stock on June 2, 2000 and June 1, 2001 for David Einsel. Form 4 and Form 5 filings were not completed timely for acquisition of stock options totaling 6,000 shares of Common Stock on June 2, 2000 and June 1, 2001 for Jack Bunis. Both of these individuals have since filed Form 4s and Form 5s reporting these transactions.

                                  OTHER MATTERS

           As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented by management for consideration at the meeting. If any other business properly comes before the meeting, the proxy holders intend to vote the proxies as recommended by the Board.

                              SAFE HARBOR STATEMENT

           This Proxy Statement, as it relates to Company matters, contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties including, without limitation, risks related to market acceptance of and demand for the Company's commercial products, dependence on the uncertainty of government budgetary issues and primary government contracts, and intellectual property rights.

                PROPOSALS OF STOCKHOLDERS FOR 2002 ANNUAL MEETING

           Proposals by stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at 24225 Garnier Street, Torrance, California, 90505-5355, not later than June 2, 2002. Such proposals must set forth (i) a brief description of the business desired to be brought before the meeting; (ii) the stockholder's name and address as they appear on the Company's records; (iii) the number of shares of Common Stock beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Such proposals should be addressed to the Secretary of the Company. It is suggested that such proposals be submitted by Certified Mail, Return Receipt Requested.

                             SOLICITATION OF PROXIES

           The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail and also may be made by personal interview, telephone, facsimile transmission and telegram on behalf of the Company by officers and regular employees of the Company. Banks, brokerage houses, nominees and other fiduciaries may be requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

                                            By Order of the Board of Directors,

                                            Linda A. Nespole
                                            Corporate Secretary